 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): May 18, 2021

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Corporate Incentive Plan

On May 18, 2021, the Leadership, Development, Inclusion, and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) approved a corporate incentive plan which applies to the Company’s executive officers (the “Corporate Incentive Plan”). The Corporate Incentive Plan provides for funding and payout of cash bonus awards based on quarterly and annual performance. The funding of the Corporate Incentive Plan is based on the Company’s performance under certain metrics set by the Committee for each quarter and for the year, as may be amended by the Committee from time to time, with payouts under the Corporate Incentive Plan occurring following a quarterly review of the Company’s audited financial results and an annual review of the Company’s audited financial results and each executive officer’s individual performance.

CEO Compensation

On May 19, 2021, the Board, upon recommendation of the Committee, approved a grant to John Melo, the Company’s Chief Executive Officer and President, of a long-term performance-vesting restricted stock unit award consisting of up to 6,000,000 restricted stock units (the “CEO PSUs”), which grant is subject to, and will become effective following, approval by the Company’s stockholders (“Stockholder Approval”) at a special stockholder meeting to be held on July 26, 2021 (the “Special Meeting”). This award was approved by the Board to incentivize Mr. Melo in a manner that aligns his interests with both the long-term strategic direction of the Company and the Company’s stockholders.

Upon Stockholder Approval and immediately prior to the effectiveness of the CEO PSUs, the performance-vesting stock options granted to Mr. Melo in 2018 (the “2018 CEO Performance Option”), described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2021, will be automatically cancelled and forfeited. No portion of the 2018 CEO Performance Option, consisting of up to 3,250,000 shares, has vested as of the date hereof, and it is anticipated that none will vest prior to its cancellation.

The CEO PSUs are also subject to the Company’s stockholders approving a waiver of the annual per-person award limit of 4,000,000 shares under the 2020 Plan and the addition of 2,750,000 shares available for grant under the 2020 Plan, both of which actions will be included in the Stockholder Approval.

Each CEO PSU represents the right to receive one share of the Company’s common stock under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), subject to the achievement of four specified stock price performance metrics prior to July 1, 2025. A portion of the total number of shares subject to the CEO PSU will become eligible to vest upon achievement of each of the four increasing stock price performance metrics (each, a “Tranche”). Upon the achievement of each metric, 25% of the shares in the applicable Tranche will vest with the remaining 75% vesting over three subsequent quarters, and for all but the first of the four Tranches, vesting will commence no earlier than July 1, 2023, 2024 and 2025, respectively. Vesting of any Tranche for which the performance metric has been achieved is also subject to Mr. Melo’s continued service on each of the vesting dates, with limited exception, in the event of a protected termination of his employment in connection with a change in control of the Company.

On May 19, 2021, the Board called the Special Meeting for the purpose of obtaining Stockholder Approval for Monday, July 26, 2021 by means of remote communication (virtual-only meeting), and fixed the record date for determining the persons entitled to receive notice of, and to vote at, the Special Meeting as June 4, 2021. In connection with the Special Meeting, the Company will file a Proxy Statement on Schedule 14A, which will include additional details of the CEO PSUs.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 21, 2021	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer